INTERIM MANAGEMENT AGREEMENT

This INTERIM MANAGEMENT AGREEMENT (the "**IMA**") is made effective as of August 6, 2020 (the "**Effective Date**"), by and between TPT MEDTECH, LLC, a Colorado Limited Liability Company (the "**Company**" or "**Manager**"), and EPIC REFERENCE LABS, INC., a Florida corporation ("**Licensee**").

RECITALS

WHEREAS, Licensee is the current licensee of a clinical laboratory located at 7960 Central Industrial Dr., Suite 120, Riviera Beach, Florida 33404, which is licensed under the Clinical Laboratory Improvement Amendment of 1988 ("**CLIA**") to perform moderate complexity laboratory testing;

WHEREAS, Licensee and Manager have entered into a Letter of Intent dated as of August 6, 2020 (the "**LOI**"), and are negotiating an asset purchase agreement as described in the LOI, pursuant to which Licensee intends to sell to Manager and Manager intends to acquire from Licensee substantially all of the tangible and intangible property and other assets used by Licensee in connection with the operation of the Company (the "**Acquired Assets**");

WHEREAS, the Asset Purchase Agreement is expected to close in the near future pursuant to the provisions to be contained therein (the "**Closing**"), at which time the Acquired Assets shall be transferred to the Manager;

WHEREAS, until the effective date of all applicable licensure and approvals obtained by Manager from all applicable governmental agencies (collectively, "**New License**") to operate the Company in Manager's own right (the "**Licensure Date**") or the end of the Management Period, Manager desires to assume the operation and management of the Company on behalf of Licensee, and Licensee desires to avail itself of said management services, upon the terms and conditions herein. Until such time as Manager receives the New Licensure, Licensee and Manager desire to continue under this IMA for the sole purpose of continued cooperation and management of Company, including the billing and collection of payment for laboratory services;

WHEREAS, as of the effective date hereof, and until the Licensure Date, Licensee shall maintain a possessory interest in the Company and the Acquired Assets until the Closing Date pursuant to the Asset Purchase Agreement. Nevertheless, Manager desires to and shall assume the management of the Company as provided herein; and

WHEREAS, the parties acknowledge and agree that Licensee shall remain the responsible licensee of Company, fully liable and legally accountable at all times to the applicable governmental organizations for all aspects of the operation and management of the Company, with ultimate authority and responsibility for the operation of the Company at all times until the Licensure Date.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. **Definitions**. Any capitalized term appearing herein which is not defined shall have the same definition as ascribed under the Asset Purchase Agreement.

2. **Term and Termination.** The term of this IMA shall commence on the Effective Date and shall continue the Licensure Date (the "**Management Period**"). In the event either party provides written notice to the other party of the termination of the LOI and the Asset Purchase Agreement does not close, this IMA shall automatically terminate contemporaneously therewith and without further notice.

3. Grant.

3.1 During the Management Period, until the Licensure Date, Licensee hereby appoints Manager as the sole and exclusive manager for and on behalf of Licensee and hereby grants to Manager the exclusive right to manage the Company under Licensee's existing license as a CLIA laboratory, including without limitation, the right to undertake those certain management and financial responsibilities described in Section 4 and Section 5 of this IMA. Manager hereby accepts such appointment for all purposes with respect to Licensee's rights, duties, and responsibilities under its current licenses for Company, to the extent permitted by law, and agrees to provide management and administrative services to Licensee.

3.2 Upon the Licensure Date, the management services and responsibilities relating to the operation of Company under Licensee's current licenses shall terminate, at which point Manager will be fully responsible for operating the Company under its own New License, at its own expense. Licensee shall cooperate with Manager in connection with obtaining such New License. This IMA, however, will remain in effect for the remainder of the term of this IMA for the limited purposes of continued cooperation and management of billing, collection, and handling of Accounts (defined below), and after the Licensure Date the other provisions of this IMA shall apply only for, and to the extent applicable to, those limited circumstances.

4. **Management Responsibility**.

4.1 Subject to Section 3, during the Management Period, Manager shall have full management responsibility for the operation of Company and agrees to assume and discharge all responsibilities, duties, and obligations in connection with properly operating and maintaining Company in full compliance with all applicable regulations and standards required of a clinical laboratory so licensed. In furtherance of the above, Manager's services during the Management Period shall include, but are not limited to the following duties (collectively, the "**Managed Operations**"):

(i) Supervising, hiring, orienting, training, promoting, directing, assigning, disciplining and discharging all employees and staff of Company, including, without limitation, the meeting of all professional staff requirements and verifying the qualifications of employees, with all Company employees being employees of Manager. It is further understood and agreed that the legal relationship between Manager and its employees, independent contractors, and other affiliated personnel shall not cause any of them to become or be treated as employees of Licensee after the Effective Date;

(ii) Establishing staffing schedules, wage structure, and personnel policies for all employees; providing administration, training and oversight of same to ensure satisfactory performance of employees and staff, and, as necessary, directing the establishment, maintenance, distribution, implementation and updating of policy and procedure manuals needed for the operation of Company so that Company is in material compliance with all applicable local, state, and federal laws, regulations, and requirements;

(iii) Maintaining, including payment in a timely manner of applicable license fees, on behalf of Licensee, all licenses, permits, consents, approvals and certifications required for the continued and ongoing operation of Company as a clinical laboratory, provided that, until the Licensure Date, Licensee shall remain solely responsible for completing any Plan of Correction, prosecuting any protest or appeal of regulatory penalties or sanctions, and the payment of any fine or penalty, which is attributable to events occurring prior to the Effective Date;

(iv) Supervising and directing the negotiation, management, and performance of all payor contracts and programs and other contracts affecting operation of Company; and Manager shall have the right to terminate or renegotiate any such contracts; provided it does so consistent with their terms and Manager's other obligations herein concerning the proper operation of Company;

(v) Subject to the terms of this IMA, maintaining and repairing, as needed, on a continuous and on-going basis all physical aspects of Company's facilitates so as to ensure material compliance with (i) all obligations related to the physical condition of Company pursuant to local, state and federal law, and (ii) all obligations of Manager pursuant to (x) this IMA and (y) any deeds of trust, security agreements, and similar instruments to which Company is subject;

(vi) Supervising and directing employees and contractors of Manager with respect to the billing of patients and where applicable, third party payors, for services rendered at Company's facilities, and managing Licensee's accounts receivable to effectuate the collection thereof, utilizing the Licensee's provider numbers and presenting claims under the Licensee's provider agreements for Company;

(vii) Processing and paying all accounts payable in a timely manner to maintain good relationships with vendors and suppliers and avoid late charges or other fines or penalties;

(viii) Processing of payroll in a timely and accurate manner, including providing for the payment with Company's funds of all payroll, withholding, and other payroll-related taxes and benefits;

(ix) Paying all rents, insurance, taxes, lease obligations and obligations under this IMA, as applicable, operating costs, and related expenses, before delinquency or penalty;

(x) Engaging vendors and suppliers; purchasing all necessary cleaning and other supplies and equipment for the operation and maintenance of Company so as to minimize costs and expenses while maintaining quality care;

(xi) Providing all necessary bookkeeping and accounting for the operation of Company;

(xii) Preparing and/or amending on behalf of Licensee all capital and operating budgets for Company's laboratories;

(xiii) Periodically reporting to the Licensee (or its designee) either in person, electronically, or telephonically, concerning the financial and operational status of

Company, including, without limitation, attending meetings of the Licensee as requested on advance notice, and issuing regular financial and operational reports;

(xiv) Fulfilling all of its obligations under this IMA or any subsequent lease pertaining to Company's laboratories;

(xv) Handling and administration of all patient trust funds and accounts;

(xvi) Opening and processing or forwarding all mail;

(xvii) Manager shall have the right to change the name of Company during the term, if and when it chooses to do so; and

(xviii) Such other duties and activities as are reasonably necessary for Manager to fulfill its general responsibilities and other provisions of this IMA. The absence of a specific description of such other duties and activities in the foregoing provisions of this Section shall not imply that such duties and activities are not among Manager's duties pursuant to this IMA.

4.2 Manager shall supervise the provision of patient care by Company in accordance with all applicable federal, state, and local laws and ordinances, rules, regulations, and orders of any governmental or regulatory body having jurisdiction over Company, as may be required to maintain and preserve all necessary licenses, certifications, permits, consents, and approvals to operate Company as presently operated prior to the Effective Date. Manager shall use commercially reasonable efforts to manage the Company in a manner that (i) results in the delivery of quality medical care; and (ii) eliminates grounds for complaints, investigations, citations, or adverse actions against Company or Licensee's current licenses (or against Licensee, by virtue of Licensee holding such licenses) by any governmental authority, patient or any other third party relating to patient care of the operation and maintenance of Company.

5. Financial Responsibilities and Arrangements.

5.1 During the Management Period, Manager shall, for the account of Licensee and otherwise in accordance with this Section 5, undertake, manage, and administer the timely billing of patients and payors (if applicable) and the payment of all Company expenses and accounts payable, arising after the Effective Date. All revenues generated in the operation of Company that accrue during the Management Period shall be deposited by and are the property of Manager. Licensee hereby appoints Manager during the Management Period to be its true and lawful attorney-in-fact for the following purposes:

(a) To bill patients in Licensee's name, on Licensee's behalf, and under Licensee's provider number(s) and CLIA licensure number, and to collect the revenue therefrom;

(b) To collect accounts receivable resulting from such billing in Licensee's name and on Licensee's behalf;

(c) To receive payments from third party payors (if applicable); and

(d) To take possession of and endorse in the name of Licensee any notices, checks, money orders, insurance payments, and other instruments received in payment of the

accounts receivable resulting from such billing.

5.2 To the extent legally permissible, during the term of, and with respect to, this IMA, Manager shall have the right to act for and in Licensee's name and stead, and act as Licensee's agent, in dealing with any governmental, quasi-governmental or private agency, authority or intermediary having jurisdiction over provider agreements with Medicare, Florida Medicaid or any other third party payor programs (the "**Provider Agreements**") or any aspect of the reimbursement process thereunder, including without limitation the right to direct the payment of reimbursements to an account or accounts titled in the name of Licensee and/or Manager or any other entity designated by Manager for such purpose, except as qualified below for Governmental Payments (as defined below) (the "**Bank Accounts**").

5.3 Any amounts which may be received by Licensee in payment of Accounts (defined below) on or after the Effective Date shall be immediately remitted by Licensee to Manager at the address to which notices to Manager are to be sent or as Manager otherwise directs in writing, within ten (10) business days of receipt by Licensee, together with applicable Explanation of Benefits and supporting detail.

6. Special Collection and Banking Provisions.

6.1 To the extent legally permissible, and as qualified below for Governmental Payments, Licensee affirms and confirms the assignment to Manager as of the Effective Date of all revenues, monies, accounts, payments, and other proceeds attributable to (i) the operation of Company from and after the Effective Date, and (ii) prior thereto as and to the extent constituting Acquired Assets transferred pursuant to the Asset Purchase Agreement, and the products and proceeds of all of the foregoing items (i) and (ii) (collectively **"Accounts")**, together with all books, records, software and other items necessary to bill and collect same, with the authority and power to bill and collect same.

6.2 Licensee agrees to cooperate with Manager in the collection of all accounts receivable. Licensee shall permit Manager's accountants, lenders, and other agents regular access, upon reasonable notice, to its books and records, including without limitation all records relating to the posting of receipts and payments, both before and after the Effective Date.

6.3 Licensee agrees to fully cooperate with Manager in implementing any other bank accounts and processes for handling the billing and collection of Accounts, consistent with applicable legal requirements, as requested by Manager, including without limitation in connection with Manager Financing (as defined below) requirements.

7. Cooperating with Manager Financing.

7.1 Licensee agrees to cooperate with Manager in effecting any financing that Manager desires to obtain in connection with the operation of Company or in connection with closing the Asset Purchase Agreement **("Manager Financing")**, on and after the Effective Date. Licensee also agrees to cooperate with Manager in using any Accounts which become the property of Manager under this IMA or the Asset Purchase Agreement **("Manager AR")** as collateral for any Manager Financing. Without limiting the preceding, Licensee agrees as follows:

(a) Licensee authorizes Manager to file UCC-1 Financing Statements **("Financing Statements")** in order to perfect or reflect Manager's interest in the Manager AR;

(b) Licensee authorizes any lender of Manager, under any Manager Financing, as designated by Manager, to file any Financing Statements required by such lender to perfect its security interest in Manager AR and agrees to enter into any commercially reasonable collateral assignment of this IMA or Manager AR or similar document requested by such lender.

8. Continued Responsibility and Covenants of Licensee.

8.1 It is understood that during the Management Period, until the Licensure Date, Licensee shall use all commercially reasonable efforts to keep in full force and effect all existing licenses necessary or appropriate to the continued operation of Company, and Licensee shall use all commercially reasonable efforts to not allow any of the same to become invalid, restricted, or otherwise adversely affected by the acts or omissions of Licensee or any of its officers, employees, agents, or representatives. Licensee is and shall continuously remain, during the Management Period until the Licensure Date, the responsible licensee of Company and, as such, is fully liable and legally accountable at all times to all patients and governmental organizations for all patient care and all other aspects of the operation and maintenance of Company.

8.2 Notwithstanding the legal and statutory liability and responsibility of Licensee for the continued operation of Company, it is recognized that under this IMA, Manager shall be actually in charge of the day-to-day operation and maintenance of Company and of patient care. In the event that any violation or alleged violation of any statute or regulation applicable to the operation or maintenance of Company or to patient care occurs during the Management Period then, without regard to legal or statutory fault on the part of Manager or of Licensee, Manager shall immediately notify Licensee of such violation or alleged violation. Licensee retains the right to join Manager in contesting said violations upon providing Manager with notice of its intent to do so.

8.3 Except as otherwise expressly provided in this IMA, Manager shall not be responsible for (i) violations of any statute, rule, or regulation applicable to the operation or maintenance of Company or to patient care, including without limitation any violations based upon the condition of Company's facilities which occurred or existed prior to the Effective Date, or fines in connection with any such violations, or (ii) any claims of third parties, or other liabilities included within Excluded Liabilities under the Asset Purchase Agreement, that related to the period prior to the Effective Date or otherwise arose from acts or omissions arising prior to the Effective Date.

8.4 Licensee hereby agrees that Manager may, throughout the term of this IMA, utilize, in Licensee's name, Licensee's provider agreements with Medicare, Florida Medicaid, or any other third-party payor programs (excluding the right to any reimbursement for periods prior to the Effective Date, which shall be collected in the name of Licensee but paid to Licensee as provided in the Asset Purchase Agreement). Claims shall be submitted in Licensee's name, and Manager may open mail addressed to Licensee, endorse remittances, and deposit them directly into its Bank Accounts, as set forth elsewhere in this IMA. Licensee shall provide Manager with access to all mail related to the Company, including unrestricted access to any post office box for the Company.

8.5 Licensee shall continue to employ all of its current personnel involved in the operation of Company's facilities (the **"Transferred Employees"**) up until the Effective Date. As of the Effective Date, Manager shall employ the Transferred Employees and shall lease such personnel to Licensee during the Management Period. As of the Effective Date, Manager shall be responsible for all costs and expenses related to all personnel involved in the operation of Company.

8.6 During the term of this IMA Licensee shall maintain its existence in good standing and shall not voluntarily (a) surrender any of Company's existing licenses prior to the Licensure Date, or Medicare or Florida Medicaid enrollment or provider agreements during the term of this IMA; or (b) pledge or permit a lien to attach to the Manager AR, except with the express written consent of Manager.

8.7 Licensee shall take no action to obstruct, disrupt, interfere with, or otherwise impair Manager in the performance of Manager's duties pursuant hereto.

9. Indemnification.

9.1 Indemnification of Licensee. To the extent not covered and paid by any applicable insurance, Licensee shall indemnify and defend Manager and its affiliates (and each of their respective shareholders, members, officers, directors, agents, attorneys, employees and consultants) (collectively, the "**Manager Indemnitees**") and hold Manager Indemnitees harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as "**Loss**") resulting from:

(a) any inaccuracy in any representation or certification, or breach of any warranty, made by Licensee pursuant to this IMA, except to the extent otherwise provided or limited in the Asset Purchase Agreement or any document provided for therein;

(b) the breach or non-fulfillment of any covenant or undertaking made by Licensee in this IMA, except to the extent otherwise provided or limited in the Asset Purchase Agreement or any document provided for therein; or

(c) Licensee's failure to pay, discharge, or perform any of the liabilities retained by Licensee under this IMA, except to the extent otherwise provided in the Asset Purchase Agreement or any document provided for therein.

9.2 Indemnification by Manager. To the extent not covered and paid by any applicable insurance, Manager shall indemnify and defend Licensee and its affiliates (and each of their respective shareholders, members, officers, directors, agents, attorneys, employees and consultants) (collectively, the "**Licensee Indemnitees**") and hold Licensee Indemnitees harmless against and with respect to any and all Loss resulting from:

(a) any material inaccuracy in any representation or certification, or breach of any warranty, made by Manager pursuant to this IMA, except as expressly provided in the Asset Purchase Agreement or any document provided for therein;

(b) the breach or non-fulfillment of any covenant or undertaking made by Manager in this IMA, except as expressly provided in the Asset Purchase Agreement or any document provided for therein; or

(c) Manager's failure to pay, discharge, or perform any of the liabilities assumed under this IMA except as otherwise provided in the Asset Purchase Agreement or any document provided for therein.

9.3 Limitations on Indemnification. Each party's liability under this IMA shall be limited to actual damages and no party shall be liable to the other party hereunder for

special, consequential, incidental, punitive, extra-contractual, or bad faith damages, fines and penalties, except when such damages, fines and penalties are asserted against or imposed upon the Indemnitee (as herein defined) by a government or private third party, at which time such damages, fines and penalties shall be deemed to be the actual damages of Indemnitee.

9.4 Control of Defense of Indemnifiable Claims. Each indemnified party (each, an "**Indemnitee**") shall give the indemnifying party ("**Indemnitor**") prompt notice of each claim for which it seeks indemnification. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought. A claim for indemnification for any matter involving a third-party claim shall be made against the Indemnitor promptly after receipt by the Indemnitee of notice of the commencement of any proceeding against the Indemnitee. Failure to timely notify the Indemnitor will not relieve the Indemnitor of any liability it may have to the Indemnitee, except to the extent the Indemnitor's defense of such action is prejudiced by the Indemnitee's failure to timely deliver such notice. The Indemnitor will be entitled, at its election, to assume the defense of such claims (unless the Indemnitor is also a party to such claim and joint representation would be inappropriate). If the Indemnitor assumes the defense of a claim, Indemnitee shall have the right to be kept regularly informed in connection with such defense, and no compromise or settlement of such claims may be effected by the Indemnitor without the Indemnitee's consent unless: (a) there is no finding or admission of any violation of legal requirements or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnitee, and (b) the sole relief provided is monetary damages that are paid in full by the Indemnitor. If written notice is given to an Indemnitor of the commencement of any claim and the Indemnitor does not, within ten (10) days after the Indemnitee's notice is given, give notice to the Indemnitee of its election to assume the defense of such claim, the Indemnitee can control the defense of the claim and the Indemnitor will be bound by any determination made in such claim or any compromise or settlement effected by the Indemnitee.

10. **Management Fee**. For its services hereunder, Manager shall be entitled to a fee from Licensee (the "**Management Fee**") in an amount equal to Managed Operations' cumulative operating revenues less all cumulative operating expenses and liabilities resulting from operation of the Managed Operations during the Management Period, calculated in accord with generally accepted accounting principles. Manager shall bear all obligations and risks of loss relating to the Managed Operations after the Effective Date.

11. **Payment of Expenses**.

11.1 Except as otherwise expressly provided in the Asset Purchase Agreement, all expenses incurred in the operation by Licensee of the Managed Operations which accrue prior to the Effective Date, including but not limited to, personnel salaries and benefits, the cost of supplies and equipment for the Managed Operations, rent, taxes, the premiums and other costs of insurance covering or related to the Managed Operations and its operations prior to the Effective Date, and all other items shall be the responsibility of and paid by Licensee, except to the extent that Manager is otherwise obligated to pay such costs pursuant to the terms of the Asset Purchase Agreement.

11.2 Except as otherwise expressly provided in the Asset Purchase Agreement, all expenses incurred in the ordinary course of operation of the Managed Operations which accrue after the Effective Date and during the term of this IMA, including but not limited to, personnel salaries and benefits, the cost of supplies and equipment for the Managed Operations, rent, taxes, the premiums and other costs of insurance covering or related to the Managed Operations and its

operations shall be the responsibility of and paid by Manager from the revenues of the Managed Operations.

11.3 Except as otherwise expressly provided in the Asset Purchase Agreement, solely for purposes of financial reporting, all expenses incurred in the operation of the Managed Operations that are attributable in part to periods before and in part to periods after the Effective Date shall be prorated between Licensee and Manager as of the Effective Date of this IMA. To the extent that information for any such proration is not available, Licensee and Manager shall use their best efforts to effect such proration, and resolve any related issues or disputes, within sixty (60) days after the Effective Date. Nothing in this IMA shall alter the agreement that Manager shall have no liability for Excluded Liabilities under the Asset Purchase Agreement.

12. Access to Managed Operations. During the Management Period, Manager shall upon reasonable notice permit Licensee access to the Managed Operations, including but not limited to, its business offices, files and records to close out Licensee's accounting and billing systems. During such period, Manager will, at Manager's reasonable cost, maintain Licensee's computer systems in place to close Licensee's accounting books and Manager will, at Manager's reasonable cost, provide Licensee with reasonably adequate work space, facilities, and personnel to close its accounting records, as provided in the Asset Purchase Agreement. Nothing herein shall limit Manager's obligations with respect to payment of such expenses as provided in the Asset Purchase Agreement.

13. Licensee's Accounts Receivable. During the term of this IMA, Manager agrees to use its best efforts and to cooperate with Licensee, at Manager's reasonable cost, in collecting Licensee's accounts receivable, completing Licensee's billing to patients and third parties regarding goods or services sold or rendered prior to the Effective Date or closing Licensee's books and records to the Effective Date.

14. Records Maintenance.

14.1 Manager understands that all of Licensee's current patient medical records with respect to Company are being transferred to Manager on the Effective Date, as required by law. With respect to all such medical records, Manager shall, at Manager's cost as provided in the Asset Purchase Agreement: (a) diligently maintain such records as prescribed by law; and (b) allow, subject to applicable law, Licensee, its agents or representatives, and other persons as authorized by law, to examine such records relating to the period prior to the Effective Date and during the term of this IMA. Licensee's examination of such records shall be at reasonable times acceptable to Manager. Licensee and such other authorized persons shall be permitted to make copies thereof at Licensee's sole expense. Notwithstanding anything contained herein to the contrary, all medical records will be maintained and transferred subject to all applicable laws and regulations regarding patient privacy issues, including, without limitation, HIPAA and any similar laws or regulations.

14.2 HIPAA Compliance. The parties agree to maintain the privacy and security of any individually identifiable patient health information received from or created for the other party in accordance with all relevant state and federal laws and regulations, including, but not limited to, the privacy and security regulations issued pursuant to Subtitle F of the Health Insurance Portability and Accountability Act of 1996 set forth at 45 CFR parts 142, 160, 162 and 164 (collectively the "HIPAA Standards"). In connection with the forgoing, Manager and Licensee agree to enter into the HIPAA Business Associate Addendum attached hereto and incorporated herein as **Exhibit A**.

15. **Insurance**. Throughout the Term of this IMA, Manager shall obtain and maintain comprehensive general liability, property and casualty, workers compensation, professional liability, and directors and officers insurance (D&O) with Licensee and Manager to be named as additional insured under such policies. Nothing herein shall be deemed to limit Licensee's obligations with respect to extended reporting period coverage requirements as provided in the Asset Purchase Agreement.

16. **Benefit and Assignment**. This IMA binds and inures to the benefit of each party hereto and its successors and proper assigns. Neither party shall be permitted to assign its rights or obligations under this IMA without the prior consent of the other party hereto, except as specifically provider hereafter. Manager shall have the right to assign any of its rights hereunder to its lender or any affiliate of Manager, to the extent required by such lender and to subcontract any of Manager's obligations hereunder.

17. **Notices**. All notices, consents, waivers, and other communications under this IMA must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by e-mail, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and e-mail addresses set forth below (or to such other addresses and e-mail addresses as a party may designate by notice to the other parties):

If to Manager:	TPT MEDTECH, LLC Attn: Stephen Thomas, CEO 501 W. Broadway, Suite 800 San Diego, California 92101 stephen@tptglobaltech.com
With a Simultaneous Copy to:	Wolfe Pincavage, LLP Attn: Douglas Wolfe 2937 SW 27th Ave., Suite 302 Miami, Florida 33133 doug@wolfepincavage.com
If to Licensee:	EPIC REFERENCE LABS, INC. c/o Rennova Health, Inc. Attn: Seamus Lagan 931 Village Boulevard, Suite 905 West Palm Beach, Florida 33409 slagan@rennovahealth.com
With a Simultaneous Copy to:	Shutts & Bowen LLP Attn: J. Thomas Cookson 200 South Biscayne Boulevard, Suite 4100 Miami, Florida 33131 tcookson@shutts.com

18. **Counterparts**. This IMA may be executed in one or more counterparts, each of which will be deemed to be an original copy of this IMA and all of which, when taken together, will be deemed to constitute one and the same agreement. Electronic, photostatic and .pdf copies of signatures to this IMA shall be deemed to be originals and may be relied upon to the same extent as originals.

19. **Entire IMA; Controlling IMA**. This IMA, together with the Asset Purchase Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and this IMA may not be amended, modified or terminated except by written instrument signed by all of the parties hereto. To the extent that the terms and conditions of this IMA conflict with the terms and conditions of the Asset Purchase Agreement, the Asset Purchase Agreement shall control and this IMA shall be deemed amended to conform to the terms and conditions of the Asset Purchase Agreement.

20. **Governing Law**. This IMA shall be governed by the laws of the State of Florida without regard to conflicts of laws principles. Disputes shall be handled in accordance with the Asset Purchase Agreement.

21. **Drafting**. Manager's counsel has drafted this IMA as a matter of convenience for the parties hereto; and the parties hereto have carefully reviewed and negotiated the terms of this IMA, and Licensee hereby acknowledges and agrees that it has had a full and fair opportunity to review and negotiate the IMA with the advice of its counsel; and accordingly any drafting errors, ambiguities or inconsistencies shall not be interpreted against Manager.

22. **Costs and Expenses**. Except as expressly otherwise provided in this IMA, each party hereto shall bear its own costs and expenses in connection with this IMA and the transactions contemplated hereby.

23. **Performance**. In the event of a breach by either party of its obligations hereunder, the other party shall have the right, in addition to any other remedies that may be available, to obtain specific performance of the terms of this IMA, and the breaching party hereby waives the defense that there may be an adequate remedy at law.

24. **Effect and Construction of this IMA**. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this IMA. This IMA may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument. Copies of original signatures sent by electronic transmission shall be deemed to be originals for all purposes of this IMA. All genders employed in this IMA shall include all genders, and the singular shall include the plural and the plural shall include the singular whenever and as often as may be appropriate. When used in this IMA, the term "including" shall mean "including but not limited to."

25. **Waiver**. The failure of any party to enforce at any time any of the provisions of this IMA shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this IMA or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this IMA shall be held to be a waiver of any other or subsequent breach.

26. **Rights of Person Not Parties**. Nothing contained in this IMA shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.

27. **Severability**. Any provision, or distinguishable portion of any provision, of the IMA which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such

provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law that renders a provision hereof prohibited or unenforceable in any respect.

28. **Further Assurances**. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this IMA and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence their rights hereunder.

[*Signatures on Following Page*]

IN WITNESS WHEREOF, the parties hereto have caused this IMA to be executed as of the date first written above.

MANAGER:	**LICENSEE:**
By: *Stephen J. Thomas III*	By: *Seamus Lagan*
Name: Stephen J. Thomas III	Name: Seamus Lagan
Its: CEO	Its: CEO

EXHIBIT A
Business Associate Agreement

BACKGROUND

THIS BUSINESS ASSOCIATE AGREEMENT (the "**Agreement**") is entered into between EPIC Reference Labs, Inc. ("**Covered Entity**"), and TPT MEDTECH, LLC ("**Business Associate**"), which shall be deemed effective August 6, 2020 (the "**Effective Date**").

WHEREAS, the U.S. Department of Health and Human Services issued regulations on "Standards for Privacy of Individually Identifiable Health Information" comprising 45 C.F.R. Parts 160 and 164, Subparts A and E (the "**Privacy Standards**"), "Security Standards for the Protection of Electronic Protected Health Information" comprising 45 C.F.R. Parts 160 and 164, Subpart C (the "**Security Standards**"), "Standards for Notification in the Case of Breach of Unsecured Protected Health Information" comprising 45 C.F.R. Parts 160 and 164, Subpart D (the "**Breach Notification Standards**"), and "Rules for Compliance and Investigations, Impositions of Civil Monetary Penalties, and Procedures for Hearings" comprising 45 C.F.R. Part 160, Subparts C, D, and E ("the "**Enforcement Rule**") promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 ("**HIPAA**"), the Health Information Technology for Economic and Clinical Health Act ("**HITECH Act**"), and the Genetic Information and Nondiscrimination Act of 2008 ("**GINA**") (the Privacy Standards, the Security Standards, the Breach Notification Standards, and the Enforcement Rule are collectively referred to herein as the "**HIPAA Standards**").

WHEREAS, in conformity with the HIPAA Standards, Business Associate has, and/or may create, receive, maintain, or transmit certain Protected Health Information ("**PHI**") pursuant to the services provided under the Interim Management Agreement (the "**IMA**") between Covered Entity and Business Associate.

WHEREAS, Covered Entity is required by the HIPAA Standards to obtain satisfactory assurances that Business Associate will appropriately safeguard all PHI created, received, maintained, or transmitted by Business Associate on behalf of Covered Entity.

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize their obligations with respect to PHI pursuant to the requirements of the HIPAA Standards.

NOW, THEREFORE, Covered Entity and Business Associate agree as follows:

Section 1. Definitions. Except as otherwise specified herein, capitalized terms used, but not defined in this Agreement, shall have the same meaning as those terms in 45 C.F.R. Parts 160 and 164.

(a) Breach, as used in Section 2 of this Agreement, means the unauthorized acquisition, access, use, or disclosure of PHI which compromises the security or privacy of such information.

(b) C.F.R. means the Code of Federal Regulations.

(c) Designated Record Set has the same meaning as the term "Designated Record Set" as defined in 45 C.F.R. § 164.501; limited, however, to the records that Business Associate maintains on behalf of Covered Entity.

(d) ePHI means any PHI that is received, maintained, transmitted or utilized for any purpose in electronic form by Business Associate on behalf of Covered Entity.

(e) GINA means the Genetic Information and Nondiscrimination Act of 2008 (P.L. 110-233) and the regulations promulgated thereunder.

(f) HIPAA means the Health Insurance Portability and Accountability Act of 1996 (P.L. 104-91) and any successor statutes, rules and regulations.

(g) HITECH Act means the American Recovery and Reinvestment Act of 2009 (P.L. 111-5), Div. A, Title XIII and Div. B, Title IV, the Health Information Technology for Economic and Clinical Health Act and the regulations promulgated thereunder.

(h) Individual has the same meaning as the term "individual" in 45 C.F.R. § 160.103 and shall include a person who qualifies as personal representative in accordance with 45 C.F.R. § 164.502(g).

(i) Protected Health Information ("**PHI**") has the same meaning as the term "Protected Health Information" as defined in 45 C.F.R. § 160.103, which generally includes all Individually Identifiable Health Information regardless of form; limited, however, to the information that Business Associate creates, receives, maintains, or transmits on behalf of Covered Entity. PHI excludes Individually Identifiable Health Information regarding a person who has been deceased for more than fifty (50) years.

(j) Required by Law has the same meaning as the term "required by law" in 45 C.F.R. § 164.103.

(k) Secretary means the Secretary of the United States Department of Health and Human Services or his/her designee.

(l) Security Incident means the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations in an information system.

(m) Standard Transaction means a transaction that complies with an applicable standard adopted under 45 C.F.R. Part 162.

Section 2. Obligations and Activities of Business Associate.

(a) Business Associate agrees to not use or further disclose PHI other than as permitted or required by this Agreement or as Required by Law. Business Associate shall also comply with any further limitations on uses and disclosures of PHI by Covered Entity in accordance with 45 C.F.R. § 164.522, provided that Covered Entity communicates such limitations to Business Associate.

(b) Business Associate agrees to use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by this Agreement.

(c) Business Associate shall use appropriate safeguards and comply with 45 C.F.R. Part 164, Subpart C with respect to ePHI that it creates, receives, maintains or transmits on behalf of Covered Entity.

(d) Business Associate agrees to report to Covered Entity any use or disclosure of PHI not provided for by this Agreement of which Business Associate becomes aware. Additionally, Business Associate shall report to Covered Entity any Security Incident of which Business Associate becomes aware. At the request of Covered Entity, Business Associate shall identify the date, nature, and scope of the Security Incident, Business Associate's response to the Security Incident, and the identification of the party responsible for causing the Security Incident, if known. Notwithstanding the foregoing, the parties acknowledge and agree that this Section 2(d) constitutes notice by Business Associate to Covered Entity of the ongoing existence and occurrence or attempts of Unsuccessful Security Incidents for which no additional notice to Covered Entity shall be required. Unsuccessful Security Incidents means, without limitation, pings and other broadcast attacks on Business Associate's firewall, port scans, unsuccessful log-on attempts, denial of service attacks, and any combination of the above, so long as no such incident results in unauthorized access, use or disclosure of Covered Entity's electronic PHI.

(e) Business Associate shall notify Covered Entity promptly, upon discovery of a Breach of Unsecured PHI of such Breach. Further, without undue delay and within thirty (30) days, Business Associate shall provide such information to Covered Entity as required by the Breach Notification Standards.

(f) Business Associate shall obtain and maintain an agreement with each agent or subcontractor that creates, receives, maintains, or transmits Covered Entity's PHI on behalf of Business Associate. Under the agreement, such agent or subcontractor shall agree to the same restrictions and conditions that apply to Business Associate pursuant to this Agreement with respect to such PHI.

(g) Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of PHI by Business Associate in violation of the requirements of this Agreement or the HIPAA Standards.

(h) Upon request of Covered Entity, Business Associate agrees to provide access to PHI in a Designated Record Set to an Individual in order for Covered Entity to comply with the requirements under 45 C.F.R. § 164.524. Further, if the PHI that is the subject of a request for access is maintained electronically in one or more Designated Record Sets, and if the Individual requests an electronic copy of such information, Business Associate shall provide access to the PHI in the electronic form and format requested, if it is readily producible in such form and format; or, if not, in a readable electronic form and format as agreed to by Covered Entity and the Individual. Business Associate further agrees to make available PHI for amendment and incorporate any amendments to PHI in a Designated Record Set in order for Covered Entity to comply with 45 C.F.R. § 164.526. If Business Associate receives a direct request from an Individual for access or amendment to PHI, it will forward the request to Covered Entity to fulfill. If Business Associate provides copies or summaries of PHI to an Individual, it may impose a reasonable, cost-based fee in accordance with 45 C.F.R. § 164.524(c)(4), provided that the fee

includes only the cost of labor for copying the PHI requested by the Individual, whether in paper or electronic form, and supplies for creating the paper copy or electronic media if the Individual requests that the electronic copy be provided on portable media.

(i) Business Associate agrees to make its internal practices, books and records relating to the use and disclosure of PHI received from or created or received by Business Associate on behalf of Covered Entity, available to the Secretary for purposes of the Secretary determining Covered Entity's compliance with the Privacy Standards.

(j) Business Associate agrees to document those disclosures of PHI, and information related to such disclosures, as required to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 C.F.R. § 164.528. Business Associate further agrees to provide Covered Entity such information upon request to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of PHI, in accordance with 45 C.F.R. § 164.528. If Business Associate receives a direct request from an Individual for an accounting of disclosures PHI, it will forward the request to Covered Entity to fulfill.

(k) In the event that Business Associate uses or maintains an electronic health record with respect to PHI, Business Associate shall provide an accounting of disclosures of such PHI to the Covered Entity during the six (6) years prior to the date of the request within sixty (60) days after Business Associate's receipt of such a request.

(l) Business Associate acknowledges that it shall limit the use, disclosure or request of PHI to perform or fulfill a specific function required or permitted hereunder to the Minimum Necessary, as defined by HIPAA Standards and relevant guidance, to accomplish the intended purpose of such use, disclosure or request.

(m) If Business Associate agrees to conduct any Standard Transactions on behalf of Covered Entity, Business Associate shall comply with the applicable requirements of 45 C.F.R. Part 162.

(n) If Business Associate agrees to carry out an obligation of Covered Entity under 45 C.F.R. Part 164, Subpart E, Business Associate shall comply with the requirements of 45 C.F.R. Part 164, Subpart E that apply to Covered Entity in the performance of such obligations.

(o) Except as otherwise permitted by law, Business Associate shall not directly or indirectly receive remuneration in exchange for a disclosure of PHI without the Individual's authorization.

Section 3. Permitted Uses and Disclosures of PHI by Business Associate.

(a) General Use and Disclosure Provisions.

Except as otherwise limited in this Agreement, Business Associate may use or disclose PHI to perform functions, activities, or services for, or on behalf of, Covered Entity pursuant to the IMA between the parties, provided that such use or disclosure would not violate the Privacy Standards if done by Covered Entity.

(b) Specific Use and Disclosure Provisions.

(1) Except as otherwise limited in this Agreement, Business Associate may use PHI for the proper management and administration of Business Associate, or to carry out the legal responsibilities of Business Associate. Except as otherwise limited in this Agreement, Business Associate may disclose PHI (i) for the proper management and administration of Business Associate, or (ii) to carry out Business Associate's legal responsibilities if (a) the disclosure is Required by Law, or (b) Business Associate obtains reasonable assurances from the person to whom the information is disclosed that the information will remain confidential and used or further disclosed only as Required by Law or for the purpose for which it was disclosed to the person, and the person notifies Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

(2) Except as otherwise limited in this Agreement, Business Associate may use PHI to provide Data Aggregation services to Covered Entity as permitted by 45 C.F.R. § 164.504(e)(2)(i)(B).

(3) Further, Business Associate may de-identify any and all PHI in accordance with 45 C.F.R. § 164.514(b) and use such de-identified data in any manner determined by Business Associate.

Section 4. Obligations and Activities of Covered Entity.

(a) Permissible Requests.

Covered Entity shall not request Business Associate to use or disclose PHI in any manner that would not be permissible under the HIPAA Standards if done by Covered Entity.

(b) Notification of Privacy Practices and Restrictions.

(1) Covered Entity shall notify Business Associate of any limitation(s) in the notice of privacy practices of Covered Entity or its affiliated covered entities under 45 CFR 164.520, to the extent that such limitation(s) may affect Business Associate's use or disclosure of PHI.

(2) Covered Entity shall notify Business Associate of any changes in, or revocation of, the permission by an individual to use or disclose his or her

PHI, to the extent that such changes may affect Business Associate's use or disclosure of PHI.

(3) Covered Entity shall notify Business Associate of any restriction on the use or disclosure of PHI that Covered Entity has agreed to or is required to abide by under 45 CFR 164.522, to the extent that such restriction may affect Business Associate's use or disclosure of PHI.

Section 5. Term and Termination.

(a) Term. The provisions of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with the provisions of this Section, shall terminate when all of the PHI provided by Covered Entity to Business Associate, or created or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity.

(b) Termination for Cause. Without limiting the termination rights of the parties pursuant to this Agreement and upon Covered Entity's knowledge of a material breach of this Agreement by Business Associate, Covered Entity shall either:

(1) Provide an opportunity for Business Associate to cure the breach or end the violation and, if Business Associate does not cure the breach or end the violation within the time specified by Covered Entity, terminate this Agreement, if feasible; or

(2) Immediately terminate this Agreement if cure is not possible, if feasible.

(c) Effect of Termination.

(1) Except as provided in paragraph (2) of this Section 5(c), upon termination of this Agreement for any reason, Business Associate shall promptly return or destroy all PHI received from, or created or received by Business Associate on behalf of Covered Entity, that Business Associate maintains in any form and retain no copies. This provision shall apply to PHI that is in the possession of subcontractors or agents of Business Associate.

(2) In the event that Business Associate reasonably believes that returning or destroying the PHI is infeasible, Business Associate shall extend the protections of this Agreement to such PHI and limit further uses and disclosures of such PHI to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such PHI

Section 6. Notices. Any notices or communications to be given pursuant to this Agreement shall be made to the addresses given below:

If to Business Associate:

TPT MEDTECH, LLC
Attn: Stephen Thomas, CEO
501 W. Broadway, Suite 800
San Diego, CA 92101
stephen@tptglobaltech.com

If to Covered Entity: EPIC REFERENCE LABS, INC.
Attn: Seamus Lagan
c/o 931 Village Boulevard, Suite 905
West Palm Beach, Florida 33409
slagan@rennovahealth.com

With a Simultaneous Copy to:

Section 7. Miscellaneous.

(a) Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES.

(b) Regulatory References. A reference in this Agreement to a section in the HIPAA Standards means the section then in effect.

(c) Amendment. The parties agree to take such action as may be necessary to amend this Agreement from time to time to ensure the parties comply with the requirements of the HIPAA Standards and any other applicable law or regulation. Any amendment to this Agreement proposed by either party shall not be effective unless mutually agreed to in writing by both parties.

(d) Survival. The respective rights and obligations of Business Associate under Section 5(c) of this Agreement shall survive the termination of this Agreement.

(e) Interpretation. Any ambiguity in this Agreement shall be resolved to permit the parties to comply with the HIPAA Standards. In the event of any inconsistency or conflict between this Agreement and the IMA, the terms and conditions of this Agreement shall govern and control.

(f) No Third-Party Beneficiary. Nothing express or implied in this Agreement or in the IMA is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations, or liabilities whatsoever.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the same internal laws as that of the IMA.

(h) Multiple Counterparts. This Agreement may be executed in multiple counterparts all of which shall be considered an original Agreement. Digitally encrypted electronic signatures and facsimile and scanned signatures shall be considered original signatures.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

TPT MEDTECH, LLC	**EPIC REFERENCE LABS, INC.**
By: /s/ Stephen J. Thomas III	By: /s/ Seamus Lagan
Name: Stephen J. Thomas III	Name: Seamus Lagan
Title: CEO	Title: CEO